Exhibit 99.2

                               Executive Agreement
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     Agreement as of September 13, 2004 between CLEAN DIESEL TECHNOLOGIES, INC.
("the Company"), a Delaware corporation of Suite 702, 300 Atlantic Street, Stamford Connecticut, 06901 USA, and BERNHARD STEINER (the "Executive"), an individual of Am Rosenwald 14, D-65779 Kelkheim-Ruppertshain,, Germany.

1.   Employment Capacity.  The Executive is engaged by the Company to act in the
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capacity of Chief Executive Officer of the Company and its subsidiaries.  The
Executive shall report to the Board of Directors of the Company. The executive shall be directly employed by the Company or an appropriate non-U.S. subsidiary of the Company.

2.   Duties.  The Executive shall devote his full time and efforts to such
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employment principally based in London, United Kingdom, with such travel as from time to time shall be incidental to his duties, and shall at all times faithfully, industriously and to the best of his, skill, ability, experience and talent, perform all of the duties that may be required of him pursuant to the express and implied terms of this Agreement. The Executive may during the term of this Agreement continue as a non-executive director of Wayfinder Systems Ab.

3.   Term.  The term of this Agreement shall commence on the date first written
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above and shall terminate, except as otherwise expressly provided herein, on
September 13, 2006

4.   Compensation.  The Company shall compensate the Executive for services to
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be rendered, as follows:

     a.   Basic Salary.  The Company shall pay to the Executive a Basic Salary
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at the rate of Euros Two Hundred Thousand (Euro 200,000) per annum, payable not less often than monthly, or in such other periodic installments as is mutually agreed.

     b.   Annual Bonus. After the first twelve (12) months of the Executive's
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service, the Executive shall be paid a guaranteed bonus of Euros One Hundred
Thousand (Euro 100,000), provided he shall then still be Chief Executive of the Company. Thereafter, the Executive shall participate in such annual bonus program as the Board of Directors shall agree.

     c.   Benefits. The Company shall annually contribute, or pay to or for the
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benefit of


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the Executive up to the amount of Euros Fifty Thousand (Euro 50,000) for pension, life insurance and health benefits with such specific allocation as may be agreed from time to time.

     d.   Expenses.  The Executive shall be reimbursed for all ordinary and
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          necessary expenses incidental to his services to the Company as he shall from time to time claim accompanied by proper documentation. This shall include the costs of his home office including telephone, mobile phone and computer and peripherals.

     e. Car expenses will be reimbursed on a mileage basis. Currently the rate in UK is Pound 0.40 per mile for 10,000 miles per year and Pound 0.25 per mile thereafter. Alternative charging basis can be agreed with the compensation committee's approval.

     f.   Stock.  The Company will arrange for the Executive to receive a
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non-qualified stock option under its 1994 Incentive Plan (the "Plan") to purchase One Hundred Fifty Thousand (150,000) shares of the Company's common stock, $.05 par value, on the Company's standard terms and conditions and at an exercise price which shall be the fair market value of the stock on September 13, 2004 as determined pursuant to the terms of the Plan and will vest one third on issue, one third on first anniversary and one third on second anniversary. The Executive shall receive an additional non-qualified stock option under the Plan on the Company's standard terms and conditions for the purchase of One Hundred Thousand (100,000) shares on the completion or closing date of a sale of debt and or equity of the Company which, in connection with or supplemented by other financial arrangements after the commencement of the term of this Agreement, shall raise a minimum of U.S.Ten Million Dollars (U.S.$10,000,000) for the Company, provided that such closing or completion date shall be within eighteen (18) months of the commencement of the term of this agreement. Such additional option shall have an exercise price at fair market value of the stock on the closing or completion date as determined pursuant to the terms of the Plan.

5. Holidays: The Executive shall be entitled to 25 days holiday per annum in addition to statutory holidays.

6. Discoveries and Inventions. All patentable and unpatentable inventions,
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discoveries and ideas which are made or conceived by Executive during the term of his employment with the Company and which are based on or arise out of his employment with the Company ("Developments") are or shall be the Company's property. Executive agrees at any time whether during his period of employment or otherwise to disclose promptly to the Company each such


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Development and, on the Company's request and at its expense, Executive will assist the Company, or its designee, in making application for Letters Patent in any country in the world. Executive further agrees also at any time to execute all papers and do all things which may be necessary or advisable to prosecute such applications, and to transfer to and vest in the Company, or its designee, all the right, title and interest in and to such Developments, and all applications for patents and Letters Patent issued thereon. If for any reason Executive is unable to effectuate a full assignment of any such Development, Executive agrees to transfer to the Company, or its designee, Executive's transferable rights, whether they be exclusive or non-exclusive, or as a joint inventor or partial owner of the Development. No action or inaction by the Company shall in any event be construed as a waiver or abandonment or ifs rights to any such Development which may only be effected by an instrument in writing assigned by the authorized official of the Company by which it specifically states it intends to be bound in such respect.

7. Proprietary Information. Executive will not at any time, either during the
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term of this Agreement or thereafter, disclose to others, or use for his own benefit or the benefit of others, any of the Developments or any confidential, proprietary or secret information owned, possessed or used by the Company or any of its subsidiaries (collectively "Proprietary Information"), which by way of illustration, but not limitation, includes devices, processes, structures, machines, data, know-how, business opportunities, marketing plans, forecasts, unpublished financial statements, budgets, licenses and information concerning prices, costs, employees, customers and suppliers. Executive's undertakings in this respect shall not apply to Proprietary Information which (a) is or becomes generally known to the public through no action on the part of Executive or (b) is generally disclosed to third parties by the Company or any of its subsidiaries without restriction on such third parties. Upon termination of this Agreement or at any time on request, Executive shall return to the Company all media in which any Proprietary Information shall be contained which Executive agrees is the property of the Company or a subsidiary of the Company.

8.   Non-Competition.  Following the termination of the Executive's employment
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with the Company or any of its subsidiaries and for 2 years thereafter, the
Executive shall not, individually or on behalf of or in conjunction with any other person or entity, recruit, entice, induce or encourage any of the Company's other employees or consultants to engage in any activity which, were it done by Executive, would violate any provision of this Agreement; accept employment or provide consulting services or engage in business activities where such


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employment, services or activities reasonably will involve the use of the
Company's Proprietary Information for the benefit of others or for the Executive or will result in the divulging of Proprietary Information. During such two-year period, and before performing services for others as employee or consultant or before engaging in business activities, in the actual lines of business in which the Company was engaged during the Executive's period of service, the Executive will inform the Company of the general nature of the services or activities to be performed and the party for whom they will be performed and the Executive prior to performing such services will inform the other party of the existence of this covenant in this Agreement. Executive agrees that breach of his covenants hereunder regarding the Company's Proprietary Information is likely to cause serious economic injury to the Company.

9.   Equitable Relief.  The parties agree that in the event the Executive
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breaches, or threatens to breach, any of the covenants expressed in Sections 6,7 or 8 hereunder, the damages would be great, incapable of calculation and inadequate to make the Company whole, and, therefore, in addition to any other remedies which may be available to the Company including damages, the Company may apply to a court of competent jurisdiction for equitable relief in the form of injunctions or restraining orders or the like, and the Executive waives any requirement that the Company post bond in connection with such proceeding or in any appeal therefrom.

10.  Termination.
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     a.   Termination for Reasonable Cause by the Company.   Just Cause. The
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          Company has the right to terminate this Agreement for Just Cause at any time; in which event, all unaccrued rights and benefits of the Executive hereunder shall terminate and be of no further force and effect. "Just Cause" shall mean conviction of the Executive under, or a plea of guilty by the Executive to, any charge which would be a felony under the laws of the Company's home office; any instance of willful fraud, embezzlement, self-dealing or insider trading, regardless of amount, with respect to the Company; any substance abuse which, in the sole opinion of the Board of Directors, limits Executive's performance of his duties under this Agreement; willful refusal or failure of the Executive to obey the lawful directions of the Board of Directors of the Company (or of any successor to the interest of the Company); or gross, willful misfeasance or gross nonfeasance of the duties and responsibilities assigned to the Executive pursuant to this Agreement, the nature of which shall be set forth in the


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          notice of termination for reasonable cause.

     b.   Incapacity.  In the event the Executive suffers illness or incapacity
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          of such character as to substantially disable him from performing his duties for more than 90 consecutive days or for more than 120 days in any one agreement year, the Company may terminate this Agreement by giving notice. In such event, the Executive will receive his Basic Salary for six months after termination for incapacity.

     c.   At Will.  Either party may terminate this Agreement at will and
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          without cause. If the Agreement is terminated by the Company without cause, the Executive shall receive his Basic Salary, reduced by any salary the executive earns from other employment, for the remaining term of this Agreement or until the Executive accepts a comparable position with equivalent compensation, whichever occurs earlier. If this Agreement is terminated by the Executive, he will, at any time, give six (6) months advance notice and shall not be entitled to any further compensation after such six months notice period.

11.  Assignment.  This Agreement is not assignable by the Executive. The Company
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may assign or transfer this Agreement or any rights or obligations hereunder in the event of a merger, consolidation, reorganization or other combination, or sale or other transfer of all or substantially all of the assets of the Company.

12.  Notices.  Any notices hereunder shall be properly given if by personal
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delivery or registered or certified mail, return receipt requested, as follows:

     If to Executive:
          Dr.Bernhard Steiner
     Am Rosenwald 14     D-65779 Kelkheim-Ruppertshain

     If to the Company:
          Corporate Secretary
          Clean Diesel Technologies, Inc.
          300 Atlantic Street, Suite 702
          Stamford CT 06901 USA

or to such other addresses as the parties may designate in writing.


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13.  Integration; Modification.  This Agreement shall supercede all previous
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negotiations, commitments and writings with respect to the employment of the
Executive. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by the Executive and by a duly authorized officer or representative of the Company. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provisions, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

14.  Survival of Certain Obligations.  The rights and obligations of the parties
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pursuant to Sections 5, 6, 7 and 8 above shall survive the termination of this
Agreement.

15.  Provisions Void.  if any term or provision of this Agreement is declared
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invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain unimpaired.

16.  Governing Law.  This Agreement shall be construed and the rights of the
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parties hereunder shall be governed by the laws of the State of Delaware, USA relating to contracts to be entirely performed within such State without reference to any rules relating to conflicts of laws.

17.  Counterparts.  This Agreement may be executed in two or more counterparts,
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each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement this 13 day of August, 2004.

Clean Diesel Technologies, Inc.

     /s/ J.D. Peter-Hoblyn                    /s/ Bernhard Steiner
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By:  Jeremy D. Peter-Hoblyn                     Bernhard Steiner
     Chief Executive Officer


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